EXHIBIT 10.11

KIRBY CORPORATION

Nonemployee Director Compensation Program

Annual Director Fee
1.
Each director will receive an annual fee of $85,000, payable in four equal quarterly payments to be made at the end of each calendar quarter, unless the director elects to receive (a) a stock option for shares of Kirby common stock or (b) restricted shares of Kirby common stock, in lieu of all or part of the cash fee. The fee will be prorated for any director elected between annual stockholder meetings.
2.
The election to receive a stock option or restricted stock in lieu of director fees will be made annually. Except as provided in the next sentence, any director who elects to receive a stock option or restricted stock in lieu of all or part of the annual fee for the year following any annual meeting of stockholders must give written notice of that election to Kirby no later than the December 31 preceding such annual meeting. A newly elected director must give written notice of his or her election to receive a stock option or restricted stock in lieu of all or part of the annual fee no later than 30 days after the date of his or her first election as a director.
3.
The stock option shall be issued on the following terms:
(a)
The number of shares of stock subject to the option will be equal to (i) the portion of the annual fee that a director elects to receive in the form of a stock option divided by (ii) the fair market value of a share of stock on the date of grant multiplied by (iii) 3, with the result then rounded to the nearest whole share.
(b)
The exercise price per share will be the fair market value on the date of grant. The fair market value of a share of stock means the closing price on the New York Stock Exchange on the date of reference.
(c)
The option will vest one-fourth on the first quarterly payment date, one-fourth on the second quarterly payment date, one-fourth on the third quarterly payment date and one-fourth on the fourth quarterly payment date or, in the case of a director elected between annual stockholder meetings, in equal parts on the remaining quarterly payment dates prior to the first anniversary of the most recent annual meeting of stockholders.
(d)
The option will be subject to the terms of the plan under which it is issued, including without limitation provisions relating to vesting, exercise, termination and transferability.
4.
The restricted stock shall be issued on the following terms:

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(a)
The number of shares of restricted stock will be equal to (i) the portion of the annual fee that a director elects to receive in the form of restricted stock divided by (ii) the fair market value of a share of stock on the date of grant multiplied by (iii) 1.2, with the result then rounded to the nearest whole share.
(b)
The fair market value of a share of stock means the closing price on the New York Stock Exchange on the date of reference.
(c)
The restricted stock will vest one-fourth on the first quarterly payment date, one-fourth on the second quarterly payment date, one-fourth on the third quarterly payment date and one-fourth on the fourth quarterly payment date or, in the case of a director elected between annual stockholder meetings, in equal parts on the remaining quarterly payment dates prior to the first anniversary of the most recent annual meeting of stockholders.
(d)
The restricted stock will be subject to the terms of the plan under which it is issued, including without limitation provisions relating to vesting and transferability.
5.
Except as provided in the next sentence, the date of grant of an option or restricted stock granted in lieu of the annual fee means the second business day after Kirby’s first quarter earnings conference call following the election by the director to receive the fee in the form of a stock option or restricted stock instead of cash. For a newly elected director, the date of grant means the date of his or her election to receive a stock option or restricted stock in lieu of cash fees.
6.
The quarterly payment of cash fees and vesting of stock options and restricted stock are contingent on a director's continuing to serve in that capacity on each such quarterly payment or vesting date.
Annual Chairman of the Board, Committee Chairman and Presiding Director Fees
7.
The Chairman of the Board will receive an annual fee of $150,000. The Chairman of the Audit Committee will receive an annual fee of $20,000. The Chairman of the Compensation Committee will receive an annual fee of $15,000. The Chairman of the Governance Committee will receive an annual fee of $10,000. The director selected to be the presiding director at executive sessions of non-management directors will receive an annual fee of $20,000. In addition, each director will receive an annual fee of $7,500 for each committee of the board on which he or she serves. All of such fees will be payable in four equal quarterly payments to be made at the end of each calendar quarter. The Chairman of the Board, committee chairman, presiding director and committee member fees will be prorated for any director who is elected to such position between annual meetings of the board of directors.
8.
The quarterly payment of the Chairman of the Board, committee chairman, presiding director and committee member fees is contingent on a director’s continuing to serve in such position on each such quarterly payment date.
Automatic Restricted Stock Grants

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9.
Each director will receive $167,500 in value of restricted shares of Kirby common stock following each annual meeting of stockholders, except that a director elected between annual stockholder meetings will receive a prorated dollar value of restricted stock for the year in which he or she is first elected.
10.
The restricted stock shall be issued on the following terms:
(a)
The number of shares of restricted stock will be equal to (i) the dollar value divided by (ii) the fair market value of a share of stock on the date of grant multiplied by (iii) 1.2, with the result then rounded to the nearest whole share.
(b)
The fair market value of a share of stock means the closing price on the New York Stock Exchange on the date of grant, which shall be the second business day after Kirby’s first quarter earnings conference call, except that for a director elected between annual stockholder meetings, the date of grant for the initial prorated grant shall be determined as follows:
(i)
If the director is elected at a regular quarterly meeting of the Board of Directors, the date of grant shall be the second business day after Kirby’s earnings conference call for the immediately preceding quarter.
(ii)
If the director is elected at any other time, the date of grant shall be the date of his or her election.
(c)
The restricted stock will vest six months after the date of grant.
(d)
The restricted stock will be subject to the terms of the plan under which it is issued, including without limitation provisions relating to vesting and transferability.
Discretionary Stock Option and Restricted Stock Grants
11.
The Compensation Committee or the Board of Directors, as applicable, may, in its discretion, grant options and restricted stock to directors as permitted by and subject to the terms of the plan under which such grants are issued, including without limitation provisions relating to vesting, exercise, termination and transferability.
General
12.
This compensation program may be amended, modified or terminated by the board at any time.
13.
This compensation program applies only to directors of Kirby who are not employees of Kirby or any of its subsidiaries.
14.
This compensation program is effective January 29, 2024 and amends and restates in its entirety the Nonemployee Director Compensation Program previously in effect.

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